                                                                    EXHIBIT 99.4

                           MERGER OF EEX CORPORATION
                                 WITH AND INTO
                          NEWFIELD OPERATING COMPANY,
                          A WHOLLY OWNED SUBSIDIARY OF
                          NEWFIELD EXPLORATION COMPANY

To Our Clients:

     Enclosed for your review and consideration are a Proxy
Statement/Prospectus, dated          , 2002, and a Form of Trust Units Election
and Letter of Transmittal (the "Election Form") relating to the proposed merger (the "Merger") of EEX Corporation ("EEX") with and into Newfield Operating Company ("Merger Sub"), a wholly owned subsidiary of Newfield Exploration Company ("Newfield"). As a beneficial owner of shares of EEX common stock ("EEX Shares"), you will receive .05703 of a share of Newfield common stock in exchange for each of your EEX Shares in the Merger. The Merger is subject to the terms and conditions set forth in the Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 among Newfield, Merger Sub and EEX (the "Merger Agreement"), a copy of which is included as Annex A to the enclosed Proxy Statement/Prospectus.


     Pursuant to the Merger Agreement, you will have the option to elect to receive (subject to the terms and conditions set forth in the Proxy Statement/Prospectus and subject to compliance with the election procedures set forth in the Proxy Statement/Prospectus and the Election Form, copies of which are furnished to you as examples only and should not be used to make elections) units in the Treasure Island Royalty Trust in lieu of all or a portion of the shares of Newfield common stock you would otherwise receive in the Merger (the "Election"). For each trust unit that you elect to receive, the number of shares of Newfield common stock that you would otherwise receive will be reduced by ..00054. The Treasure Island Royalty Trust is a newly formed royalty trust that will hold overriding royalty interests in any future production that may be achieved from previously defined horizons in EEX's Treasure Island project, as more specifically described in the enclosed Proxy Statement/Prospectus. You may elect to receive up to a maximum number of trust units equal to 105.611 multiplied by the number of EEX Shares that you hold (rounded down to the nearest whole trust unit), subject to the allocation and proration procedures described in the Proxy Statement/Prospectus and the Election Form.


     This letter and the other enclosed materials are being forwarded to you as the beneficial owner of EEX Shares held by us for your account, but not registered in your name. Pursuant to your instructions, only we, as the holder of record of the shares beneficially owned by you, can make an Election as to the EEX Shares that we hold for your account.

     We request your instructions as to how many trust units, if any, you elect to receive in lieu of shares of Newfield common stock you would otherwise receive in the Merger in exchange for the EEX Shares that we hold for your account.


     Before instructing us, please take the time to read and study carefully the enclosed Proxy Statement/ Prospectus and the Election Form and instructions. PLEASE NOTE THAT THE ENCLOSED ELECTION FORM IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO MAKE AN ELECTION WITH RESPECT TO THE EEX SHARES THAT WE HOLD FOR YOUR ACCOUNT OR TO EXCHANGE YOUR SHARES. IF YOU WISH TO HAVE US MAKE AN ELECTION FOR YOU, PLEASE SO INSTRUCT US BY PROMPTLY COMPLETING, EXECUTING AND RETURNING TO US THE GREEN ELECTION INSTRUCTION FORM ACCOMPANYING THIS LETTER. YOU MUST RETURN YOUR ELECTION INSTRUCTION FORM TO US IN THE GREEN ENVELOPE PROVIDED. You may elect to receive up to a maximum number of trust units equal to 105.611 multiplied by the number of EEX Shares that we hold for your account (rounded down to the nearest whole trust unit). For your election to be valid, we will be required to submit share certificates representing the EEX Shares with respect to which your election is made, and, therefore, you will be required to hold such EEX Shares until the effective time of the Merger. Your Election will be subject to the allocation and proration procedures described in the Proxy Statement/ Prospectus and the Election Form. The deadline to make Elections to receive trust units is 5:00 p.m. Houston, Texas time on Tuesday, November 12, 2002 (the "Election Deadline"). ACCORDINGLY, PLEASE RETURN YOUR COMPLETED AND SIGNED GREEN ELECTION INSTRUCTION FORM TO US IN THE GREEN ENVELOPE PROVIDED NO LATER THAN 5:00 P.M. HOUSTON, TEXAS TIME ON
          ,           , 2002 so that we can forward your instructions to the
Exchange Agent before the Election Deadline. Once you have provided us your completed Election Instruction Form, please contact us if you would like to change or revoke your instructions. If you fail to provide instructions, you will be deemed to have elected to receive no trust units with respect to the EEX Shares that we hold for your account, and you will therefore receive only shares of Newfield common stock (and cash in lieu of fractional shares) in exchange for such EEX Shares in the Merger. If you provide instructions for more EEX Shares than the total that we hold for your account, you will be deemed to have elected to receive the maximum number of trust units that you may elect with respect to the EEX Shares that we hold for your account.



     Also enclosed are a WHITE voting instruction card and a WHITE envelope for you to use to give instructions as to how you wish your EEX Shares that we hold for your benefit to be voted with respect to the Merger. You should use the WHITE envelope to return the WHITE voting instruction card. Please do not use the WHITE envelope to return the GREEN Election Instruction Form or the GREEN envelope to return the WHITE voting instruction card. Neither Newfield, EEX nor the Exchange Agent will be responsible for any voting instruction card or Election Form returned in the wrong envelope and not received prior to the applicable deadline.

                           ELECTION INSTRUCTION FORM

                              WITH RESPECT TO THE
                           MERGER OF EEX CORPORATION
                                 WITH AND INTO
                          NEWFIELD OPERATING COMPANY,
                          A WHOLLY OWNED SUBSIDIARY OF
                          NEWFIELD EXPLORATION COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the proposed merger (the "Merger") of EEX Corporation ("EEX") with and into Newfield Operating Company ("Merger Sub"), a wholly owned subsidiary of Newfield Exploration Company ("Newfield"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 among Newfield, Merger Sub and EEX.

ELECTION INSTRUCTIONS

     The undersigned hereby instruct(s) and authorize(s) you to make the Election indicated below with respect to the EEX Shares held by you for the account of the undersigned, subject to the terms and conditions and the Election procedures set forth in the Proxy Statement/Prospectus and the Election Form.

     The undersigned hereby elects to receive           * trust units in the
     Treasure Island Royalty Trust in lieu of shares of Newfield common stock that the undersigned would otherwise receive in the Merger with respect to the EEX Shares held by you for the account of the undersigned.

------------------------------------------
                 ---------------------------------------------------------------
Date                                     Signature of Owner

                                         ---------------------------------------
                                         Please Print Name Here

                                         ---------------------------------------
                                         Tax Identification or Social Security
                                         Number

                                         ---------------------------------------
                                         Additional Signature of Joint Owner (if
                                         any)

                                         ---------------------------------------
                                         Please Print Name of Joint Owner (if
                                         any) Here

                                         If stock is jointly held, each joint
                                         owner should sign. Please provide the
                                         Tax Identification or Social Security
                                         Number that appears on your account.
                                         When signing as attorney-in-fact,
                                         executor, administrator, trustee,
                                         guardian, corporate officer or partner,
                                         please give full title.

                                         ---------------------------------------
                                         Street Address

                                         ---------------------------------------
                                         City           State           ZIP Code

                                         ---------------------------------------
                                         Area Code and Telephone Number
---------------


* We will not make an Election for you unless we receive a completed, signed and dated Instruction Form from you no later than 5:00 p.m. Houston, Texas time on Tuesday, November 12, 2002. The maximum number of trust units that you may elect to receive is equal to 105.611 multiplied by the number of EEX Shares that we hold for your account (rounded down to the nearest whole trust unit).

                                        3